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                                                                      Exhibit 23

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Alco Standard Corporation Defined Contribution Plan of our report dated November 1, 1993, with respect to the consolidated financial statements and schedules of Alco Standard Corporation included in its Annual Report (Form 10-K) (as amended by its Form 10-K/A dated May 5, 1994) for the year ended September 30, 1993, filed with the Securities and Exchange Commission.

                                                       /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
September 12, 1994